UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

AUBURN NATIONAL BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26486	63-0885779
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Address of principal executive offices)

(334) 821-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, Robert W. Dumas was elected Chairman of the board of directors of Auburn National Bancorporation, Inc. (the “Company”) and the Company’s wholly owned subsidiary, AuburnBank (the “Bank”).

Mr. Dumas has served as Chief Executive Officer and President of the Company and the Bank since 2017 and 2001, respectively. Mr. Dumas has served, since 2001, as a director of the Company and, since 1997, as a director of the Bank. He also served as Vice Chairman of the Company and the Bank since 2013. Mr. Dumas has been employed by the Bank in various positions since 1984. Mr. Dumas is 65 and is a director of East Alabama Medical Center, the Federal Reserve Bank of Atlanta, the Alabama Bankers Association and the Auburn Research and Technology Board, and serves on the Auburn University Board of Trustees.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Auburn National Bancorporation, Inc., dated January 15, 2019, reporting the appointment of Mr. Dumas.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019	Auburn National Bancorporation, Inc.

	By:	/s/ David A. Hedges
David A. Hedges Executive Vice President and Chief Financial Officer